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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
EduTrek International, Inc.
Atlanta, Georgia

     We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-29603 of EduTrek International, Inc. on Form S-1 of our report with respect to American European Corporation dated June 18, 1997 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
August 1, 1997